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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cytel Corporation for the registration of 4,777,139 shares of its Common Stock and to the incorporation by reference therein of our report dated January 31, 1997, with respect to the financial statements of Cytel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission

                                        Ernst & Young LLP

San Diego, California
January 14, 1998